EXHIBIT 99.1

Unrivaled Brands Appoints Patty Chan as Interim Chief Financial Officer

SANTA ANA, Calif., September 12, 2022 (GLOBE NEWSWIRE) – Unrivaled Brands, Inc. (OTCQX: UNRV) (“Unrivaled” or the “Company”), a multi-state vertically integrated cannabis company with operations in California and Oregon, named Patty Chan as Interim Chief Financial Officer effective September 12, 2022.

The appointment of Ms. Chan is a powerful addition to the executive team that Sabas Carrillo promised when he was named Interim Chief Executive Officer on August 12th.  “Patty brings the talent and leadership required for this moment at Unrivaled.  Her extensive forensic accounting experience will be instrumental in effectively addressing certain litigation and claims alleged against Unrivaled,” said Sabas.  “Once again, per the Company’s engagement with Adnant, we are able to add to the puissance of a formidable team at no additional cost to the Company,” he added.

Ms. Chan has over 14 years of accounting, financial reporting, compliance, and operational experience across the cannabis, real estate, and financial services industries.  Before entering the cannabis and CBD industries, she accrued nearly 10 years of experience managing forensic accounting engagements for business litigation, supervising and conducting fraud investigations, and preparing forensic analysis of complex financial transactions.

She is also a seasoned Chief Financial Officer having previously served as CFO for Upexi Inc. f/k/a Grove Inc. (UPXI:NASDAQ CM) a manufacturing, distribution, wholesale and retail company in the CBD industry.  Prior to that company’s initial public offering, she was part of the team overseeing their business model transition, equity fundraising, and go-public efforts.

Ms. Chan now serves as a Manager at Adnant, LLC (“Adnant”) an accounting and consulting firm advising cannabis companies on technical and operational accounting, strategic transactions, and the public offering process.  At Adnant, she focuses on advising hypergrowth clients on their operations and audit preparation as well as managing the accounting and reporting for cannabis investment funds. She has also implemented financial controls and infrastructure for cannabis clients in various stages of their business development. She and the Adnant team will bring strategic finance, accounting, and operational experience to Unrivaled.

“Patty has the experience to make tough decisions and the foresight to capitalize on opportunity.  Her instincts and fearlessness will be part of Unrivaled’s transformation story,” said Sabas.

Ms. Chan received a B.A. in Economics with a minor in accounting and political science from the University of California, Los Angeles and is a Certified Public Accountant in the state of California.

About Unrivaled Brands

Unrivaled Brands is a multi-state vertically integrated company focused on the cannabis sector with operations in California and Oregon. In California, Unrivaled Brands operates three dispensaries with direct-to-consumer delivery, two cultivation facilities, and several leading company-owned brands. In Oregon, we operate a state-wide distribution network, company-owned brands and outdoor and greenhouse cultivation. Unrivaled Brands is home to Korova, the market leader in high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma, as well as Sticks and Cabana.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:

Jason Assad

LR Advisors LLC.

jassad@unrivaledbrands.com

678-570-6791